Exhibit 10.9

SOLID BIOSCIENCES INC.

2018 OMNIBUS INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT

Participant:

Grant Date:

Number of Shares of Restricted Stock granted:

Vesting schedule: [TBD]

* * * * * * * * * * * * *

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Solid Biosciences Inc., a Delaware corporation, (the “Company”) and the Participant specified above, pursuant to the Solid Biosciences Inc. 2018 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined that it would be in the best interests of the Company to grant the shares of Restricted Stock provided for herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.    INCORPORATION BY REFERENCE; PLAN DOCUMENT RECEIPT. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.    GRANT OF RESTRICTED STOCK. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. Subject to Section 4 hereof, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock underlying this Award unless and until such shares are delivered to the Participant in accordance with the terms of the Plan and this Agreement.

3.    VESTING; DETRIMENTAL ACTIVITY; FORFEITURE.

(a)    Vesting. The Restricted Stock subject to this grant shall become unrestricted and vested in accordance with the vesting schedule above. All vesting of the Restricted Stock granted hereunder shall occur only on the appropriate vesting date specified above, subject to the Participant’s continued service with the Company or any of its Subsidiaries through each applicable vesting date. There shall be no proportionate or partial vesting in the periods before each vesting date.

(b)    Effect of Detrimental Activity. The provisions of Section 7.1 of the Plan regarding Detrimental Activity shall apply to the Restricted Stock. The Participant acknowledges and agrees that the restrictions herein and in the Plan regarding Detrimental Activity are necessary for the protection of the business and goodwill of the Company and its Affiliates, and are considered by the Participant to be reasonable for such purposes. Without intending to limit the legal or equitable remedies available in the Plan and in this Agreement, the Participant acknowledges that engaging in Detrimental Activity will cause the Company and its Affiliates material irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such activity or threat thereof, the Company shall be entitled, in addition to the remedies provided under the Plan, to obtain from any court of competent jurisdiction a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in Detrimental Activity or such other relief as may be required to specifically enforce any of the covenants in the Plan and this Agreement without the necessity of posting a bond, and in the case of a temporary restraining order or a preliminary injunction, without having to prove special damages.

(c)    Forfeiture. All unvested shares of Restricted Stock shall be immediately forfeited upon the Participant’s Termination for any reason.

4.    DIVIDENDS AND OTHER DISTRIBUTIONS; VOTING. Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying shares of Restricted Stock and shall be paid at the time the Restricted Stock becomes vested pursuant to Section 3 hereof. If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. For the avoidance of doubt, in no event shall dividends or other distributions payable hereunder be paid unless and until the shares of Restricted Stock to which they relate are no longer subject to a risk of forfeiture. The Participant may exercise full voting rights with respect to the Restricted Stock granted hereunder.

5.     NON-TRANSFERABILITY. The Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold,

exchanged, Transferred, assigned, or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, Transfer, assign, pledge, encumber, or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment, or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

6.    GOVERNING LAW. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to its principles of conflicts of laws.

7.    WITHHOLDING OF TAX. The Company or any Affiliate shall have the power and the right to deduct or withhold, require the Participant to remit to the Company or such Affiliate, or make any other arrangements as it considers appropriate to ensure that it has received an amount sufficient to satisfy any federal, state, local, and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule, or regulation with respect to the Restricted Stock and, if the Participant fails to do so, the Company may otherwise refuse to issue or Transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.

8.    RECOUPMENT POLICY. The Participant acknowledges and agrees that the Restricted Stock shall be subject to the terms and provisions of any “clawback” or recoupment policy that may be adopted by the Company or its Affiliates from time to time or as may be required by any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder).

9.    SECTION  83(B). If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such shares of Restricted Stock, the Participant shall pay to the Company, or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state, or local taxes required to be withheld with respect to the Restricted Stock. If the Participant fails to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state, or local taxes of any kind that are required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 8 hereof. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S OR ANY AFFILIATE’S, TO FILE TIMELY AND PROPERLY THE ELECTION UNDER SECTION 83(B) OF THE CODE (AND UNDER ANY CORRESPONDING PROVISION OF STATE LAW) IF THE PARTICIPANT ELECTS TO MAKE SUCH AN ELECTION, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE A FILING ON THE PARTICIPANT’S BEHALF.

10.    NOTICES. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered in person; (ii) two days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, in each case, to the appropriate party at the address set forth below (or such other address as the party may from time to time specify):

If to the Company, to:

Solid Biosciences Inc.

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

Attention: Julie M. Allen, Esq.

If to the Participant, to the address on file with the Company.

11.    NO RIGHT TO EMPLOYMENT. Nothing in this Agreement shall affect the right of the Company or any of its Affiliates to terminate the Participant’s employment at any time, with or without Cause, or shall be deemed to create any rights to employment or continued employment. The rights and obligations arising under this Agreement are not intended to and do not affect the Participant’s employment relationship that otherwise exists between the Participant and the Company or any of its Affiliates, whether such employment relationship is at will or defined by an employment contract. Moreover, this Agreement is not intended to and does not amend any existing employment contract between the Participant and the Company or any of its Affiliates; to the extent there is a conflict between this Agreement and such an employment contract, the employment contract shall govern and take priority.

12.    DATA PROTECTION. By executing this Agreement, the Participant hereby consents to the holding and processing of personal information provided by the Participant to the Company, any Affiliate thereof, trustee, or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to: (i) administering and maintaining Participant records; (ii) providing information to the Company, its Affiliates, trustees of any employee benefit trust, registrars, brokers, or third-party administrators of the Plan; (iii) providing information to future purchasers or merger partners of the Company or any Affiliate thereof, or the business in which the Participant works; and (iv) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

13.    MARKET STAND-OFF. If requested by the Company, any Affiliate, or a lead underwriter of any public offering of the shares of Common Stock (a “Lead Underwriter”), the Participant shall irrevocably agree, and by execution of this Agreement shall irrevocably be deemed to have agreed, not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge, or otherwise Transfer or dispose of, any interest in any shares of Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for shares of Common Stock, or any other rights to purchase or acquire shares of Common Stock (except shares of Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that a Lead Underwriter shall specify (the “Lock-up Period”). The Participant hereby further agrees to sign such documents as may be requested by a Lead Underwriter, the Company, or any Affiliate to effect the foregoing and agree that the Company or an Affiliate may impose stop transfer instructions with respect to shares of Common Stock acquired pursuant to an Award until the end of such Lock-up Period.

14.    COMPLIANCE WITH LAWS. The issuance of the Restricted Stock or unrestricted shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements.

15.    SECTION  409A. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent.

16.    BINDING AGREEMENT; ASSIGNMENT. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

17.    HEADINGS. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18.    COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same instrument.

19.    SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

20.    ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.

21.    MODE OF COMMUNICATIONS. The Participant agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or any of its Affiliates may deliver in connection with the Restricted Stock awarded hereunder and any other grants offered by the Company or its Affiliates, including, without limitation, prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. Electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet, an internet website, or the online brokerage account system.

22.    ACQUIRED RIGHTS. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary and shall not be considered as part of such salary in the event of severance, redundancy, or resignation.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SOLID BIOSCIENCES INC.

By:
Name:
Title:

PARTICIPANT

Name:
Social Security Number: